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                                                                    EXHIBIT 3.4
















                              VERIDIEN CORPORATION


                                     BYLAWS


                                      1998



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                                     BYLAWS

                                       of

                              VERIDIEN CORPORATION

                             a Delaware Corporation

                              ARTICLE I - OFFICES


         Section 1. Business Offices. VERIDIEN CORPORATION (herein the "Corporation"), may have such offices, either within or without the State of Delaware, as the Board of Directors may designate from time to time.

         Section 2. Registered Office. The Corporation shall maintain a registered office in the State of Delaware, which may be changed from time to time by the Board of Directors.

                           ARTICLE II - STOCKHOLDERS

         Section 1. Annual Meeting. The Annual Meeting of Stockholders of the Corporation shall be held subsequent to the end of each fiscal year of the Corporation, on such date and at such hour as the Chairman shall annually determine.

         Section 2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer of the Corporation. No business shall be transacted at any special meeting unless such business is stated in the notice of the meeting as one of the purposes of that special meeting.

         Section 3. Place and Time of Meeting. The Board of Directors shall designate the place and time of any annual meeting or special meeting of the stockholders. The place so designated may be either within or without the State of Delaware, as the Board may choose.

         Section 4. Notice of Meeting. Notice of the meeting, stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting, by, written, telegraphic, or any other means of communication, by or at the direction of the Chief Executive Officer, the Secretary, or the other person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall then be given to each stockholder of record entitled to vote at the meeting. At an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

         Section 6.        Waiver of Notice of Meeting of Stockholders.
Whenever any notice is required to be given to any stockholder of the Corporation under the provisions of any statute, or under the provisions of the Bylaws, a waiver thereof signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the expressed purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully
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called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice.

         Section 7. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         All notice and record periods established herein shall be adjusted where required to conform to any prescribed periods now or hereafter provided by the Delaware General Corporation Act.

         Section 8. Stockholder Quorum and Action. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter, shall be the act of the stockholders, unless otherwise provided by law.

         Section 9. List of Stockholders. The Secretary of the Corporation shall prepare and make available at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, as required by statute.

         Section 10. Voting. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

         Section 11. Proxies. Every stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize any other person(s) to act for him by proxy. However, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         Section 12. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, any Vice President, or in their absence, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, an Assistant Secretary, or in their absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         Section 13. Action by Stockholders Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those stockholders who have not consented in writing. The notice shall fully summarize
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the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided by law, the notice shall contain a clear statement of the rights of stockholders dissenting therefrom.

                            ARTICLE III - DIRECTORS

         Section 1. Powers. Except as otherwise provided by law or by the Corporation's Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the property, business, and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

         Section 2. Number, Tenure, and Qualification. The number of directors of the Corporation shall be no fewer than six nor more than twelve, with the exact number of directors to be determined by the stockholders of the Corporation, subject, however, to the right of the Board, at any time between the conduct of annual stockholder meetings, to increase such number by one. Following the conclusion of the 1998 annual meeting of stockholders, there shall be only one class of Company directors, each with a one year term. No director need be a resident of the State of Delaware or a stockholder of the Company.

         Section 3. Election of Directors. At the Annual Meeting of Stockholders, directors shall be elected by the affirmative vote of the majority of the shares represented at the meeting and entitled to vote for the election of directors. If the election of directors is not held on the day designated by the Board of Directors for any Annual Meeting of Stockholders, or at any adjournment thereof, the Board of Directors may cause the election to be held at a special meeting of stockholders specifically called for that purpose.

         Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual election of directors. The Board of Directors may, from time to time, by resolution appoint the time and place, either within or without the State of Delaware, for holding other regular meetings of the Board, if by it deemed advisable. Such regular meetings shall thereupon be held at the time and place so appointed, without the giving of any notice with regard thereto.

         Section 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Chief Executive Officer, or any two directors. The person(s) authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, and any time, as the place and time for holding any special meeting of the Board of Directors called by him or them.

         Section 6. Notice of Special Meeting. Notice to a director of any special meeting may be given in writing by mailing the same to the residence or place of business of the director, as shown on the books of the Corporation, so that the director receives such notice not less than 24 hours before the meeting on the day on which the meeting is to be held. Alternatively, notice to a director of any special meeting may be given by (a) sending the same to him at this residence or place of business by telegraph,
(b) transmitting the same to him at such place by facsimile transmission, (c) delivering the same to him personally, (d) leaving the same for him at his residence or place of business, or (e) giving the same to him by telephone, any of these not later than three hours before such meeting. If mailed, such notice shall be deemed to be delivered when received. If notice is given by telegram or cablegram, such notice shall be deemed to be delivered when the telegram or cablegram, such notice shall be deemed to be delivered when the telegram or cablegram is delivered to the telegraph company. If faxed, such notice shall be deemed to be delivered when transmitted by the sender. Except as otherwise provided in the Bylaws, or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting.

         When a special meeting of the Board of Directors is adjourned to another time and place, no notice of the adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

         Section 7. Waiver of Notice. A director may waive the requirement of notice of a special meeting of the Board of Directors by signing a waiver of notice whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and
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all objections to the place or time of such meeting or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. Quorum and Action. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time until a quorum shall have been obtained.

         However, whenever the Board of Directors or the stockholders shall determine that there be only one (1) member of the Board of Directors, then and only then, one Director shall constitute a quorum.

         Directors shall be deemed present at a meeting of the Board of Directors if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used.

         The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed in the minutes of the proceedings of the Board of Directors.

         Section 11. Interested Directors. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof, which authorizes, approves, or ratifies such contract or transaction or solely because his or their votes are counted for such purpose, if:

         (a) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (c) The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee, or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.
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         Section 12.       Compensation of Directors. The Board of Directors
may pay each director a stated salary as such, or a fixed sum for attendance at meetings of the Board of Directors or any committee thereof, or both, and may reimburse each director for his expenses of attendance at each such meeting. The Board of Directors may also pay to each director rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time. None of these payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may determine the compensation of a director who is also an officer, for service as an officer, as well as for service as a director.

         Section 13. Resignations. Any director of the Corporation may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

         Section 14. Removal. No director may be removed from office by the stockholders except for and by the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         Section 15. Vacancies. Any vacancy occurring in the membership of the Board of Directors, whether resulting from death, resignation, removal or otherwise, and any newly created directorship resulting from any increase in the number of directors, may be filled by the affirmative vote of a majority of all remaining members of the Corporation's Board of Directors. Each director so selected shall hold office only until the next succeeding election of directors by the Corporation's stockholders and the subsequent qualification and seating of his or her successor.

         Section 16. Audit Committee. The Board of Directors shall designate from among its members an Audit Committee. A majority of the directors so designated as members of the Audit Committee shall be non-employee, non-officer directors. The Audit Committee shall meet at least quarterly, as soon as is practical after the close of the previous fiscal quarter, to review the financial results of the Corporation for the quarter then ended, and to make such inquiries into such results, and the underlying accounts and records, as the Audit Committee may, in its sole discretion, deem reasonable.

         Section 17. Other Committees. The Chairman of the Board may designate from among members of the Board one or more other committees, to consist of one or more Directors of the Corporation. The Chairman shall have power at any time to fill vacancies in, change the membership of, designate one or more Directors as alternate members of, or discharge any such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting who are not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

         Section 18. Powers and Duties of Committees. All Committees shall serve at the direction of the Chairman, and shall have the powers granted to it from time to time by the Chairman, unless restricted by the Article of Incorporation. Duties of the committees are to be assigned by the Chairman in writing, unless the assignment is made during a Board meeting and the minutes of such meeting clearly indicates the assignment.

         No such committee shall have or be granted the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or revocation of dissolution, or amend these Bylaws; and, unless the resolution of these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or the authorize the issuance of stock.

         Section 19. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be elected by the directors at the regular meeting of the Board of Directors following the annual election of directors. The Chairman shall hold office until the regular meeting of the Board of Directors following the annual election of directors in the next subsequent year and until his successor shall have been duly elected and
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shall have qualified, or until his earlier resignation, removal from office, or both. The Chairman shall preside, when available, at all meetings of the stockholders and the Board of Directors. He shall have the specific powers conferred by these Bylaws.

                             ARTICLE IV - OFFICERS

         Section 1. Executive Officers. The executive officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers and assistant officers as may be deemed by the Board of Directors necessary or appropriate to the operation of the Corporation. Each executive officer shall be elected by the Board of Directors. Any two or more offices herein designated may be held by the same individual.

         Section 2. Election and Term of Office. The executive officers of the Corporation shall be elected at the regular meeting of the Board of Directors immediately following the annual election of directors. Each such officer shall hold office until the regular meeting of the Board of Directors immediately following the annual election of directors in the succeeding year and until his or her successor shall have been duly elected and shall have qualified, or until his or her earlier resignation, removal from office or death.

         Section 3. Removal from Office. Any executive officer may be removed from office by action of the Board of Directors taken with or without cause.

         Section 4. Vacancies. A vacancy in any executive office may be filled by action of the Board, and its appointees shall hold office for the unexpired term or until his or her successor is elected and qualified.

         Section 5. Chief Executive Officer. The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at meetings of the stockholders and of the Board of Directors. The Chief Executive Officer shall have general charge of the business of the Corporation and the power to formulate all plans and policies in connection therewith, subject to the control of the Board of Directors. He shall keep the Board of Directors fully informed and shall consult with the Board of Directors concerning the business of the Corporation. The Chief Executive Officer shall have the authority to bestow upon (and to remove from) one or more individual employees of the Corporation the title of vice president and designate the particular operational function to which his or her service is directed, notwithstanding that such designee shall not have been elected by the Board of Directors. Such title shall be administrative in nature and shall not have been elected by the Board of Directors. Such title shall be administrative in nature and shall not be treated as providing the designee with any executive authority granted to the executive officers identified in Section 1. above. The Chief Executive Officer shall also have such additional powers and perform such additional duties as may, from time to time, be specified by the Board of Directors.

         Section 6. President. The President shall have general responsibility for the day to day management and direction of the business, properties and affairs of the Corporation. He shall have general executive powers, including all powers required by law to be exercised by a president of a profit seeking corporation, as well as the specified powers conferred by these Bylaws and by the Board of Directors. When the offices of the Chief Executive Officer and the President are occupied by different individuals, the President shall report to and be under the direct supervision and control of the Chief Executive Officer.

         Section 7. Vice President. In the absence of the President, or in the event of his death, inability, or refusal to act, the Vice President, if one has been appointed or elected by the Board of Directors (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment or election, or in the absence of any designation, then in the order of their appointment or election), shall perform the duties of the President and, when so acting, shall have all of the powers of, and be subject to all of the restrictions upon, the President.

         Section 8. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the Board of Directors and the stockholders in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all
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documents the execution of which on behalf of the Corporation under its seal is duly authorized, (d) be the registrar of the Corporation and keep a register of the addresses of all stockholders which shall be furnished to the Secretary by the stockholders or by the Corporation's transfer agent, (e) have general charge of the stock transfer books and records of the Corporation, and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 9. Treasurer. The Treasurer shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may direct or authorize, and (c) in general, perform all of the duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.

         Section 10. Salaries. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

             ARTICLE V - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for or Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the Chairman or Chief Executive Officer and by the Secretary, and sealed with the corporate seal or a facsimile thereof, certifying the number of shares owned by him in the Corporation. Each certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. No certificate shall be issued for any share until such share is fully paid. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall be sealed with the seal of the Corporation, or a facsimile thereof.

         Section 2. Transfer of Shares. The Corporation or its duly authorized agent shall register a certificate for shares presented to it for transfer if (a) the certificate is endorsed by the appropriate person(s), (b) reasonable assurance is given that those endorsements are genuine and effective, (c) the Corporation or its duly authorized agent has no duty to inquire into adverse claims, or has discharged any such duty, (d) any applicable law relating to the collection of taxes has been complied with, and
(e) the transfer is in fact rightful, or is to a purchaser for value in good faith, and without notice of any adverse claim. The new certificate(s) shall be issued only upon surrender of the old certificate, which shall be canceled upon the issuance of the new certificate(s). The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize an equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

         Section 3.        Lost, Stolen, or Destroyed Stock Certificates:
Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of such new certificate.

                         ARTICLE VI - BOOKS AND RECORDS

         Section 1. Books and Records. The Corporation shall keep correct and complete books and records of account, and shall keep minutes of the proceedings of its Board of Directors and stockholders. The
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Corporation shall also keep, at its principal place of business or with its duly authorized agent, a record of its stockholders, giving names and addresses of all stockholders and the number of shares held by each.

         Section 2. Stockholders' Inspection Rights. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware, or at its principal place of business, if different.

                         ARTICLE VII - INDEMNIFICATION

         Section 1. The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit, or proceeding by arbitration, consent agreement, voluntary settlement, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding by, or in the right of, the Corporation to procure a judgement in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, of other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit, or proceeding, if such person acted in good faith and in a manner which he reasonably believed to be in, and not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         Section 3. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not party to such action, suit, or proceeding, or (b) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         Section 5. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by, or on behalf of, such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 6. The indemnification and advancement of expenses provided by or granted pursuant to the foregoing sections are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity, and as to action in any other capacity while holding such office.

         Section 7. Indemnification and advancement of expenses as provided by, or granted pursuant to, this Article shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 8. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                          ARTICLE VIII - MISCELLANEOUS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors upon consultation with the Corporation's accountants.

         Section 2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner, and upon the terms and conditions, provided by law and the Articles of Incorporation.

         Sections 3.       Corporate Seal. The Board of Directors shall provide
a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation.

         Section 4. Execution of Instruments. All bills, notes, checks, other instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President, the Secretary, or the Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Corporation in such other manner, and by such other officers, employees, or agents of the Corporation as the Board of Directors may from time to time direct.

                            ARTICLE IX - AMENDMENTS

         These Bylaws may be amended, altered, or repealed, and new Bylaws made by the Board of Directors, except as otherwise provided in the Bylaws, and by affirmative vote of the holders of more than 50% of the shares entitled to vote.